©2021 Plantronics Inc. All rights reserved. 1

©2021 Plantronics Inc. All rights reserved. 2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our expectations that the virus has caused, and will continue to cause, a shift to a hybrid work environment and that the elevated demand we have experienced in certain product lines, including our Enterprise Headsets and Video devices, will continue over the long term, (b) our belief that we will continue to experience increased customer and partner demand in collaboration endpoints, and that we will be able to design new product offerings to meet the change in demand due to a global hybrid work environment, (c) our expectations related to our Voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to the continued impact of COVID-19; and (d) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shutdowns; (ii) our expectations related to global supply chain disruptions, including our belief that shortages of key components, including semiconductor chips, have impacted companies worldwide both within and outside of our industry, and that we will continue to experience a shortage of adequate component supply, including integrated circuits and manufacturing capacity, long lead times for raw materials and components, increased costs, increased purchase commitments and a delay in our ability to fulfill orders, which has had, and may continue to have, an adverse impact on our business and operating results; (iii) expectations related to our ability to fulfill the backlog generated by supply constraints and to timely supply the number of products to fulfill current and future customer demand; (iv) risks associated with our dependence on manufacturing operations conducted in our own facility in Tijuana, Mexico and through contract manufacturers, original design manufacturers, and suppliers to manufacture our products, to timely obtain sufficient quantities of materials, as well as finished products of acceptable quality, at acceptable prices, and in the quantities necessary for us to meet critical schedules for the delivery of our own products and services and fulfill our anticipated customer demand; (v) risks associated with our ability to secure critical components from sole source suppliers or identify alternative suppliers and/or buy component parts on the open market or completed goods in quantities sufficient to meet our requirements on a timely basis, affecting our ability to deliver products and services to our customers; (vi) our belief that consolidations of suppliers has occurred, and may continue to occur, which may negatively impact our ability to access certain parts and may result in higher prices which will impact our gross margins; (vii) risks related to increased cost of goods sold, including increased freight and other costs associated with expediting shipment and delivery of high-demand products to key markets in order to meet customer demand; (viii) continued uncertainty and potential impact on future quarters if sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share; (ix) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses; (x) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees and our customers worldwide, which has negatively impacted our voice product lines, and restricted customer engagement; (xi) expectations related to our ability to supply products in a timely manner to satisfy perishable demand; (xii) expectations related to our customers’ purchasing decisions and our ability to pivot quickly enough and/or match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (xiii) risks associated with significant and/or abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (xiv) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (xv) expectations related to our Services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which have resulted and may continue to result in decreased demand for our professional, installation and/or managed service offerings; (xvii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs; (xviii) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants, and timely repay all principal and interest amounts drawn under our credit facility as they become due; (xix) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xx) expectations related to our efforts to drive sales and sustainable profitable revenue growth, to improve our profitability and cash flow, and accelerate debt reduction and de-levering; (xxi) our expectations regarding growth objectives related to our strategic initiatives designed to expand our product and service offerings, including our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share, our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products, and our belief that our product management and personal device services, including Poly Lens and/or Poly+, will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xxii) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xxv) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xxvi) expectations relating to our earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the current constraints in our ability to source key components for our products, continued uncertainty in the macro-economic climate and other external factors, puts further pressure on management judgments used to develop forward-looking financial guidance and other prospective financial information; (xxvii) expectations related to GAAP and non-GAAP financial results for the second quarter and full Fiscal Year 2022, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xxviii) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxix) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xxx) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxxi) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxxii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; and (xxxiii) our expectations regarding pending and potential future litigation, in addition to other matters that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 18, 2021 and other filings with the Securities and Exchange Commission, as well as recent press releases. FORWARD LOOKING STATEMENTS

©2021 Plantronics Inc. All rights reserved. 3 To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP measures for all periods presented in this document is included as an appendix to this document and in our press release regarding our results for Q1 FY22 filed with the SEC on Form 8-K on July 29, 2021. Other historical reconciliations are available at investor.poly.com. USE OF NON-GAAP INFORMATION

©2021 Plantronics Inc. All rights reserved. 4 OVERVIEW & STRATEGY

©2021 Plantronics Inc. All rights reserved. 5 BUSINESS OVERVIEW • Poly’s transformation continues with solid progress on key initiatives • Non-GAAP revenues up 20% Y/Y with Video revenue up 94% • New products targeting hybrid work and return to office ramping • Warren Schlichting appointed as Chief Operating Officer • Strategic partnership with CLIPr, a sophisticated video analysis and mgmt. platform, announced • Interest rate hedge executed on floating- rate term loan to reduce interest rate risk Q1FY22(1) FINANCIAL OVERVIEW • GAAP Revenue of $431M Guidance range of $410M - $430M • Non-GAAP Revenue of $432M 20% year over year growth • GAAP EPS of $(0.88) • Non-GAAP EPS of $0.60 Guidance range of $0.35 - $0.55 • Adjusted EBITDA of $61M Guidance range of $50M - $60M • Operating cash flow of $1M • Cash and ST Investments of $213M SUMMARY 1 Please refer to the appendix to this presentation and to our press release regarding our Q1 FY22 filed with the SEC on Form 8-K on July 29, 2021, for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 6 THREE CORE IDEAS 01 Work is no longer a place: it’s what you do, and how you do it. 02 Enterprise communications is no longer about devices: it is about the business infrastructure connecting people, spaces and technology. 03 Poly has the best combination of hardware, software, and services to unify the enterprise communications ecosystem.

©2021 Plantronics Inc. All rights reserved. 7 A COMPELLING VALUE PROPOSITION • Product portfolio expanded to address in-office and remote work • Service offering evolving with new tools for remote management • Distribution strategy adapting to new purchasing patterns Continuous Innovation Transformation • Senior leadership team strengthened, including Chief Operating Officer • Solidifying new strategic partnerships and distribution channels • Ongoing cost discipline and balance sheet management • Work is work, regardless of location, and people need to connect reliably and clearly • We make tools, not toys, and our enterprise-grade gear is designed to work from anywhere on any platform • We back it up with industry-leading support and services Our Value Proposition: Stronger than Ever

©2021 Plantronics Inc. All rights reserved. 8 KEY PARTNERS STRONG PARTNER ECOSYSTEM Our neutral approach and award-winning products allow us to partner with a broad range of UC&C platform providers and ITSPs

©2021 Plantronics Inc. All rights reserved. 9 NEW PRODUCT & PARTNER ANNOUNCEMENTS

10 Poly and CLIPr Enter Strategic Partnership to Help Enterprises Increase Worker Productivity and Address Video Fatigue Through Advanced Video Conferencing Analysis • Poly becomes a strategic partner and customer of CLIPr’s video analysis and management platform. • Poly and its customers will be able to easily navigate recorded video content so they can organize, search, interact and share with ease and efficiency by leveraging CLIPr’s machine learning algorithms, which detect the most important topics and moments in each video. POLY ANNOUNCES STRATEGIC PARTNERSHIP WITH CLIPr

11 Poly’s popular Blackwire portfolio reaches 30M+ units shipped • The Blackwire family is our top-selling corded headset line, designed to keep hybrid workers connected. • Frost & Sullivan selected the Poly Blackwire 8225 corded headset as the 2021 Global Product Leadership Award Winner, citing unmatched audio quality, fostering innovation that addresses customer needs. POLY SHIPS 30 MILLIONTH BLACKWIRE HEADSET

12 Poly is selected as a finalist for Microsoft’s 2021 partner of the year award for its devices • Poly has the largest portfolio of Teams certified devices available, spanning headsets, video and audioconferencing products, desk phones, analytics software and services that are beautifully designed and engineered to connect people with incredible clarity. POLY NAMED MICROSOFT PARTNER OF THE YEAR AWARD FINALIST

©2021 Plantronics Inc. All rights reserved. 13 Q1 FY22 EARNINGS RESULTS

©2021 Plantronics Inc. All rights reserved. 14 Q1 FINANCIAL SUMMARY 1 Non-GAAP Revenue of $432 million, up 20% Y/Y: • Primarily driven by Video and Voice revenues, which increased 94% and 34% y/y, respectively Non-GAAP gross margins of 44.8%, down 520 bps Y/Y: • Primarily driven by freight and unfavorable purchase price variance (PPV) driven by spot market purchases Non-GAAP operating expenses of $142 million, down 1% Y/Y: • Higher variable compensation offset by cost savings from restructuring and lower travel Non-GAAP operating margin of 12.0%, Adj. EBITDA of $61 million Non-GAAP diluted EPS of $0.60 1 Please refer to the appendix to this presentation and to our press release regarding our Q1 FY22 filed with the SEC on Form 8-K on July 29, 2021, for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 15 169 201 169 46 64 61 71 142 138 69 67 62 6 4 2 $361 $478 $432 Q1 FY21 Q4 FY21 Q1 FY22 199 233 229 95 171 126 67 74 77 $361 $478 $432 Q1 FY21 Q4 FY21 Q1 FY22 NON-GAAP REVENUE BY CATEGORY & REGION ($MM) Professional Headsets Consumer Voice Video Services AMER EMEA APAC

©2021 Plantronics Inc. All rights reserved. 16 TRENDED SELL-THROUGH FOR NEW VIDEO PRODUCTS Based on Sales-Out1 and includes Studio USB, Studio X30, Studio X50, G7500, Studio P Series2 0 10 20 30 40 50 60 70 80 90 Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 1 Sales-Out (AKA Sell-Through) data is provided by channel partners. As a result, Poly is unable to ensure the completeness or accuracy of such data. 2 Studio USB began shipping in Q1FY20, G7500 began shipping in Q2FY20, Studio X30 and X50 began shipping in Q3FY20, P Series began shipping in Q4FY21. ($MM)

©2021 Plantronics Inc. All rights reserved. 17 NON-GAAP1 OPERATING DETAILS ($MM) Operating Expenses • Flat Y/Y as increased variable compensation was offset by cost reduction and reduced travel Operating Income • Operating income increase of $15M or 41%, driven primarily by higher revenue and flat operating expenses $144 $142 Q1 FY21 Q1 FY22 39.8% $37 $52 Q1 FY21 Q1 FY22 10.2% Gross Profit • Y/Y increase of $14M but decrease of 520 basis points • Margin rate lower due to freight and PPV $180 $194 Q1 FY21 Q1 FY22 44.8% 32.8% 12.0% 50.0% 1 Please refer to the appendix to this presentation and to our press release regarding our Q1 FY22 filed with the SEC on Form 8-K on July 29, 2021, for a reconciliation between GAAP and Non-GAAP measures as used within this presentation.

©2021 Plantronics Inc. All rights reserved. 18 CASH & INVESTMENTS BRIDGE Q4FY21 – Q1FY22 ($MM) $213 $217

©2021 Plantronics Inc. All rights reserved. 19 TRAILING TWELVE MONTHS ADJUSTED EBITDA ($MM) $48 $69 $100 $86 $61 Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 Q1 FY22 TTM EBITDA: $316M

©2021 Plantronics Inc. All rights reserved. 20 Q2 FY22 GUIDANCE

©2021 Plantronics Inc. All rights reserved. 21 Q2 GUIDANCE (AS OF JULY 29, 2021) Q2 FY22 Guidance GAAP Net Revenue $420M - $440M Adjusted EBITDA1 $50M - $60M Non-GAAP Diluted EPS1,2 $0.50 – $0.70 Poly does not intend to update these targets during the quarter or to report on its progress toward these targets. Poly will not comment on these targets to analysts or investors except by its press release announcing its first quarter fiscal year 2022 results or by other public disclosure. Any statements by persons outside Poly speculating on the progress of the second quarter or full fiscal year 2022 will not be based on internal company information and should be assessed accordingly by investors. Please refer to the appendix in this presentation and to our press release regarding our Q1 FY22 filed with the SEC on Form 8-K on July 29, 2021, for a reconciliation between GAAP and Non-GAAP measures. With respect to adjusted EBITDA and diluted EPS guidance, the Company has determined that it is unable to provide quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures with a reasonable degree of confidence in their accuracy without unreasonable effort, as items including stock based compensation, acquisition and integration costs, litigation gains and losses, and impacts from discrete tax adjustments and tax laws are inherently uncertain and depend on various factors, many of which are beyond the Company's control. Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, currency fluctuations, customer cancellations and rescheduling, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize. 1 Q2 Adjusted EBITDA and non-GAAP diluted EPS excludes estimated intangibles amortization expense of $27.8 million. 2 EPS Guidance assumes approximately 44 million diluted average weighted shares and a non-GAAP effective tax rate of 14% to 16%. The global semiconductor chip shortage has impacted companies worldwide and we expect we will continue to experience ongoing tightness in our supply chain. While end market demand remains strong, the Company's ability to execute on this demand is subject to availability of certain components. In addition, as COVID-19 variants emerge, countries have taken, or may take, measures to control pandemic outbreaks, which may impact component supply and/or end- market demand. Based on our current supply and expected availability of specific components, and assuming no incremental negative effect from COVID or its variants, the Company expects the following range of financial results for Q2 fiscal 2022 (all amounts assume currency rates remain stable):

©2021 Plantronics Inc. All rights reserved. 22 GAAP PURCHASE ACCOUNTING FORECAST 4 Quarter Rolling Forecast ($MM) Q2 FY22 Q3 FY22 Q4 FY22 Q1 FY23 COGS–Intangibles Amortization $16.2 $16.2 $16.2 $16.2 SG&A–Intangibles Amortization $11.6 $11.6 $11.6 $11.6

©2021 Plantronics Inc. All rights reserved. 23 SUPPLEMENTAL DATA & GAAP TO NON-GAAP RECONCILIATIONS

©2021 Plantronics Inc. All rights reserved. 24 TRENDED NON-GAAP INFORMATION ($MM, except EPS data) Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Q1 FY22 Non-GAAP Revenue $361 $415 $488 $478 $1,742 $432 Gross Profit $180 $203 $247 $231 $862 $194 Gross Margin 50.0% 48.9% 50.7% 48.4% 49.5% 44.8% Op. Expense $144 $144 $157 $155 $600 $142 Op. Income $37 $59 $90 $76 $262 $52 Op. Margin 10.2% 14.3% 18.4% 15.9% 15.0% 12.0% Diluted EPS $0.33 $0.93 $1.47 $1.23 $3.99 $0.60 Adj. EBITDA $48 $69 $100 $86 $302 $61 Op. Cash Flow $42 $-1 $31 $74 $145 $1

©2021 Plantronics Inc. All rights reserved. 25 TRENDED NON-GAAP REVENUE DATA Non-GAAP Rev by Category ($MM) Q1 FY21 Q2 FY21 Q3 FY21 Q4 FY21 FY21 Q1 FY22 Voice $46 $44 $67 $64 $221 $61 Video $71 $101 $113 $142 $427 $138 Services $69 $67 $67 $67 $270 $62 Prof Headsets $169 $195 $237 $201 $802 $169 Cons Headsets $6 $8 $4 $4 $22 $2 Total Revenue $361 $415 $488 $478 $1,742 $432 Non-GAAP Revenue by Geography Americas $199 $210 $227 $233 $869 $229 EMEA $95 $131 $182 $171 $579 $126 APAC $67 $74 $79 $74 $294 $77 Total Revenue $361 $415 $488 $478 $1,742 $432

©2021 Plantronics, Inc. Poly and the propeller design are trademarks of Plantronics, Inc. 26 THANK YOU

UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES Use of Non-GAAP Financial Information To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, including non-GAAP net revenues, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, adjusted EBITDA, and non-GAAP diluted EPS. These non-GAAP measures are adjusted from the most directly comparable GAAP measures to exclude certain non-cash transactions and activities that are not reflective of our ongoing core operations as further described below. We believe the use of each of these non-GAAP measures provides meaningful supplemental information in assessing our operating performance and liquidity across reporting periods on a consistent basis and are used by management in evaluating financial performance and in strategic planning. These non-GAAP measures may differ from those used by other companies and are not intended to be considered in isolation of, or as a substitute for, financial results prepared in accordance with GAAP. Non-GAAP Adjustments • Purchase accounting amortization: Represents the amortization of purchased intangible assets recorded in connection with the acquisition of Polycom on July 2, 2018. • Deferred revenue purchase accounting: Represents the impact of fair value purchase accounting adjustments related to deferred revenue recorded in connection with the acquisition of Polycom on July 2, 2018. The Company's deferred revenue primarily relates to Service revenue associated with non-cancelable maintenance support on hardware devices which are typically billed in advance and recognized ratably over the contract term as those services are delivered. This adjustment represents the amount of additional revenue that would have been recognized during the period absent the write-down to fair value required under purchase accounting guidelines. • Stock compensation expense: Represents the non-cash expense associated with the Company's grant of stock-based awards to employees and non-employee directors. • Restructuring and other related charges: Represents costs associated with restructuring plans and reorganization actions aimed at improving the Company’s overall cost structure and realigning resources consistent with its global strategy. These costs are not reflective of ongoing operations and are primarily associated with reductions in the Company’s workforce, facility related charges due to the closure or consolidation of offices, and other related costs including legal and advisory services. • Deferred compensation mark-to-market: Represents gains and losses driven by the remeasurement of assets and liabilities associated with the Company’s deferred compensation plans. Gains and losses on plan liabilities are recognized within operating expenses, while the offsetting gains and losses on plan assets are recognized within other non-operating income, net. • Loss, net on litigation settlements: The Company may be involved in various litigation, claims and proceedings that result in payments or recoveries from such proceedings. The related gains and losses incurred are excluded as they are not reflective of ongoing operations. • Income tax effects: Represents the tax effects of non-GAAP adjustments and other adjustments depending on the nature of the underlying items. The exclusion of the above-mentioned items eliminates the effect of certain non-recurring and unusual tax items that do not necessarily reflect the Company’s long-term operations. The income tax effects for unusual tax items primarily represents the impact of the full valuation allowance on United States federal and state deferred tax assets.

PLANTRONICS, INC. UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (in thousands) UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA Three Months Ended June 27, September 26, December 26, April 3, July 3, 2020 2020 2020 2021 2021 Net revenues Enterprise Headsets1 $ 169,234 $ 195,128 $ 237,473 $ 201,279 $ 169,832 Consumer Headsets1 5,516 7,712 3,435 3,674 2,362 Voice2 45,821 43,785 67,076 64,449 61,298 Video2 70,887 101,052 112,727 141,578 137,711 Services 64,262 63,292 63,974 65,252 59,969 Total GAAP net revenues 355,720 410,969 484,685 476,232 431,172 Deferred revenue purchase accounting 5,082 4,237 3,289 1,797 1,260 Total non-GAAP net revenues $ 360,802 $ 415,206 $ 487,974 $ 478,029 $ 432,432 Net revenues by geographic area Americas $ 197,350 $ 209,001 $ 226,433 $ 232,212 $ 228,293 EMEA 94,105 130,399 181,429 170,922 126,121 APAC 64,265 71,569 76,823 73,098 76,758 Total GAAP net revenues 355,720 410,969 484,685 476,232 431,172 Deferred revenue purchase accounting 5,082 4,237 3,289 1,797 1,260 Total non-GAAP net revenues $ 360,802 $ 415,206 $ 487,974 $ 478,029 $ 432,432 1 Restated to reclassify mono premium product revenues from Consumer Headsets to Enterprise Headsets. 2 Restated to reclassify Eagle Eye webcam revenues from Voice to Video.

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	June 27, 2020	September 26, 2020	December 26, 2020	April 3, 2021	July 3, 2021
GAAP Net revenues	$ 355,720	$ 410,969	$ 484,685	$ 476,233	$ 431,172
Deferred revenue purchase accounting	5,082	4,237	3,289	1,796	1,260
Non-GAAP Net revenues	$ 360,802	$ 415,206	$ 487,974	$ 478,029	$ 432,432
GAAP Gross profit	$ 156,332	$ 180,746	$ 226,657	$ 212,816	$ 175,189
Purchase accounting amortization	18,238	17,176	16,459	16,239	16,238
Deferred revenue purchase accounting	5,082	4,237	3,289	1,796	1,260
Stock-based compensation	833	742	799	565	1,127
Non-GAAP Gross profit	$ 180,485	$ 202,901	$ 247,204	$ 231,416	$ 193,814
Non-GAAP Gross profit %	*50.0%*	*48.9%*	*50.7%*	*48.4%*	*44.8%*
GAAP Operating expenses	$ 213,564	$ 173,923	$ 197,768	$ 178,677	$ 195,172
Purchase accounting amortization	(14,195)	(14,195)	(14,195)	(14,195)	(14,195)
Stock-based compensation	(8,527)	(9,521)	(10,687)	(10,976)	(9,289)
Restructuring and other related charges	(29,330)	(6,170)	(13,977)	773	(28,972)
Deferred compensation mark to market	—	(714)	(1,632)	(917)	(994)
Loss, net from litigation settlements	(17,561)	—	—	—	—
Other adjustments	(188)	185	—	2,103	—
Non-GAAP Operating expenses	$ 143,763	$ 143,508	$ 157,277	$ 155,465	$ 141,722
Non-GAAP Operating expenses %	39.8%	34.6%	32.2%	32.5%	32.8%

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended				
	June 27, 2020	September 26, 2020	December 26, 2020	April 3, 2021	July 3, 2021
GAAP Operating income (loss)	$ (57,232)	$ 6,823	$ 28,889	$ 34,139	$ (19,983)
Purchase accounting amortization	32,433	31,371	30,654	30,434	30,433
Deferred revenue purchase accounting	5,082	4,237	3,289	1,796	1,260
Stock-based compensation	9,360	10,263	11,486	11,541	10,416
Restructuring and other related charges	29,330	6,170	13,977	(773)	28,972
Deferred compensation mark to market	—	714	1,632	917	994
Loss, net from litigation settlements	17,561	—	—	—	—
Other adjustments	188	(185)	—	(2,103)	—
Non-GAAP Operating income	$ 36,722	$ 59,393	$ 89,927	$ 75,951	$ 52,092
Non-GAAP Operating income %	10.2%	14.3%	18.4%	15.9%	12.0%
GAAP Diluted earnings per common share	$ (1.85)	$ (0.33)	$ 0.48	$ 0.25	$ (0.88)
Purchase accounting amortization	0.80	0.76	0.73	0.70	0.69
Deferred revenue purchase accounting	0.13	0.10	0.08	0.04	0.03
Stock-based compensation	0.23	0.25	0.27	0.27	0.24
Restructuring and other related charges	0.72	0.15	0.33	(0.02)	0.66
Loss, net from litigation settlements	0.43	—	—	—	—
Other adjustments	—	—	—	(0.05)	—
Income tax effect	(0.14)	—	(0.42)	0.04	(0.18)
Effect of anti-dilutive securities[1]	0.01	—	—	—	0.04
Non-GAAP Diluted earnings per common share	$ 0.33	$ 0.93	$ 1.47	$ 1.23	$ 0.60
Shares used in diluted earnings per common share calculation:					
GAAP	40,460	40,970	42,184	43,498	42,061
Non-GAAP	40,620	41,312	42,184	43,498	43,843

1 **Effect of anti-dilutive securities:** Represents the impact to non-GAAP diluted earnings per common share from potentially dilutive securities that were excluded from GAAP diluted loss per common share because their effect is anti-dilutive.

PLANTRONICS, INC. UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (in thousands) UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED) Three Months Ended Twelve Months Ended June 27, September 26, December 26, April 3, July 3, July 3, 2020 2020 2020 2021 2021 2021 GAAP Net (loss) income $ (75,015) $ (13,405) $ 20,113 $ 10,977 $ (36,811) $ (19,126) Income tax (benefit) expense (3,177) 3,013 (7,045) (341) (4,262) (8,635) Interest expense 21,184 18,581 18,417 24,424 21,782 83,204 Other non-operating income, net (224) (1,366) (2,596) (920) (692) (5,574) Deferred revenue purchase accounting 5,082 4,237 3,289 1,796 1,260 10,582 Stock-based compensation 9,360 10,263 11,486 11,540 10,416 43,705 Restructuring and other related charges 29,330 6,170 13,977 (773) 28,972 48,346 Deferred compensation mark to market — 714 1,632 917 994 4,257 Loss, net from litigation settlements 17,561 — — — — — Other adjustments 197 (185) — (2,103) — (2,288) Depreciation and amortization 43,400 40,971 40,510 39,986 39,833 161,300 Adjusted EBITDA $ 47,698 $ 68,993 $ 99,783 $ 85,503 $ 61,492 $ 315,771